Exhibit 10.5

UNITED CAPITAL CORP.

INDEMNITY AGREEMENT

This Indemnity Agreement (the “Agreement”) is made as of _____________, by and between UNITED CAPITAL CORP., a Delaware Corporation (the “Company”), and __________________, (the “Indemnitee”), a director of the Company.

WHEREAS, the Indemnitee is currently serving as a director of the Company and in such capacity renders valuable services to the Company; and

WHEREAS, the Company has investigated whether additional protective measures are warranted to adequately protect its officers and directors against various legal risks and potential liabilities to which such individuals are subject due to their position with the Company and has concluded that additional protective measures are warranted; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to continue to serve as officers and directors of the Company and its subsidiaries, the Board of Directors has determined, after due consideration, that this Agreement is reasonable and prudent and necessary to promote and ensure the best interests of the Company and its stockholders;

NOW, THEREFORE, in consideration of the continued services of the Indemnitee as provided below, and other good and valuable consideration, the company and the Indemnitee do hereby agree as follows:

1.      Definitions.    As used in this Agreement:

(a)       The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such a capacity at the time any liability or Expense (hereinafter defined) is incurred for which indemnification or reimbursement is to be provided under this Agreement.

(b)       The term “Expenses” shall include, without limitation, legal fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense, appeal or settlement of a Proceeding or any action to establish a right to indemnification pursuant to this Agreement or otherwise for which he is not otherwise compensated by any third party even if he is not then regularly employed by the Company or subsidiary or an affiliate thereof.  The term “Expenses” does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

(c)       Discharge by the Company of Indemnitee’s employment for “cause” shall mean termination upon (i) the willful and continued failure by Indemnitee to substantially perform his material duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Indemnitee by the Board, which demand specifically identifies the material duties that the Board believes that Indemnitee has not substantially performed, or (ii) the willful or grossly negligent engaging by Indemnitee in conduct that is materially injurious to the Company, monetarily or otherwise, or that involves fraud or dishonesty by the Indemnitee.

2.      Agreement to Serve.     The Indemnitee agrees to continue to serve as a director of the Company at the will of the Company for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders a resignation in writing.

3.      Indemnification in Third Party Actions.     The Company shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding and judgments, fines, penalties and ERISA excise taxes (including all interest, assessments and other charges paid or payable in respect thereto) actually levied against the Indemnitee, to the fullest extent permitted by Delaware law; provided that any settlement shall be approved in writing by the Company.  Notwithstanding the foregoing, any and all obligations of the Company to indemnify the Indemnitee in accordance with the provisions of this section shall cease upon the discharge from employment, for cause, of the Indemnitee by the Company.

4.      Indemnification in Proceedings by or in the Name of the Company.  The Company shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such proceeding, to the fullest extent permitted by Delaware law.  Notwithstanding the foregoing, any and all obligations of the Company to indemnify the Indemnitee in accordance with the provisions of this section shall cease upon the discharge from employment, for cause, of the Indemnitee by the Company.

5.      Conclusive Presumption Regarding Standard of Conduct.       If a determination is required to be made as to compliance by the Indemnitee with the relevant standards of conduct as defined by Delaware law for indemnification pursuant to this Agreement or concerning the rights of the Indemnitee to payments for indemnification and advancement of Expenses under this Agreement or any other agreement or Company By-Law now or hereafter in effect relating to claims for indemnification, the Company shall seek the written opinion of independent counsel as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law, and the Company shall indemnify the Indemnitee to the full extent set forth herein to the extent permitted in such written opinion.  Such counsel shall be selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld).  The Company agrees to pay the fees and disbursements of such counsel referred to above.

6.      Indemnification of Expenses of Successful Party.     Any other provisions of this Agreement to the contrary notwithstanding, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including, without limitation, the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by Delaware law.

7.      Advances of Expenses.     The Expenses incurred by the Indemnitee in any Proceeding shall, at the written request of the Indemnitee, be paid in full by the Company in advance of the final disposition of the Proceeding, and on no less than a bi-monthly basis, upon submission in each instance of documentation of such Expenses actually and reasonably incurred by the Indemnitee and not previously paid by the Company; provided that if Delaware law in effect at the time so requires, the Indemnitee shall undertake in writing to repay all such amounts to the extent  that it is ultimately determined that the Indemnitee is not entitled to indemnification.

8.      Partial Indemnification.     If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding or for some or a portion of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.

9.      Indemnification Procedure; Determination of Right to Indemnification.

(a)       Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof.  The omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee (i) hereunder unless, and then only to the extent that, the Company has been prejudiced by such omission, or (ii) otherwise than under this Agreement.

(b)       If a claim for Expenses properly made under this Agreement is not paid by the Company within 30 days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction.  It shall be defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company, unless the Company is acting under advice of counsel pursuant to Section 5 hereof) that the Indemnitee has failed to meet a standard of conduct that makes it permissible under Delaware law for the Company to indemnify the Indemnitee for the amount claimed.  The burden of proving that indemnification is not appropriate shall be on the Company.  Neither the failure to have made a determination prior to the commencement of such action that indemnification or advances met the applicable standard of conduct, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(c)       The Indemnitee’s Expenses incurred in connection with any action concerning the Indemnitee’s right to Indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such action, unless the underlying claim as to a right of indemnification was not made in good faith or was frivolous.

(d)       With respect to any proceeding for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee without the prior written consent of the Company in connection with the defense thereof other than as provided below.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  The Indemnitee shall have the right to employ counsel in any proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded, based on written advice of counsel, that there are conflicting legal defenses between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company and shall be payable as provided in and subject to Section 7 hereof.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made a reasonable conclusion, based on written advice of counsel, that there are conflicting legal defenses between the Company and the Indemnitee.

10.           Limitations on Indemnification.     No payments pursuant to this Agreement shall be made by the Company:

(a)       To indemnify or advance Expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statue or law or otherwise as required under Delaware law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if a majority of the Board of Directors finds it to be appropriate;

(b)       To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the actual amount of payment under such insurance;

(c)       To indemnify the Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16 (b) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law; or

(d)       If a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful, from which determination all rights of appeal have been exhausted or lapsed.

11.           Limitation of Actions and Release of Claims.     No proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any subsidiary against the Indemnitee, Indemnitee’s spouse, heirs, estate executors or administrators after the expiration of two years from the act or omission of the Indemnitee upon which such Proceeding is based; however, in a case where Indemnitee fraudulently conceals the facts underlying such cause of  action, no Proceeding shall be brought and no cause of action shall be asserted after the expiration of two years from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence.  Any claim or cause of action of the Company or any subsidiary of the Company including claims predicted upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period.  This section shall not apply to any cause of action that has accrued on the date hereof and of which the Company has no actual knowledge apart from the Indemnitee’s knowledge.

12.           No Presumption.     For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

13.           Indemnification Hereunder Not Exclusive.     The indemnification provided by this Agreement shall not be deemed to limit or preclude any other rights to which the Indemnitee may be entitled under the Certificate of Incorporation, the By-Laws, any agreement, any vote of stockholders or of disinterested directors, Delaware Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity on behalf of the Company while holding such office.  To the extent that a change in the Delaware General Corporation Law (whether by statue or judicial decision) permits greater indemnification by agreements than would be afforded under the By-Laws or this Agreement, as then in effect, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

14.           Successors and Assigns.     This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and Indemnitee’s heirs, personal representatives and assigns, and the Company and its successors and assigns.

15.           Separability.     Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.  To the extend required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under Delaware law.

16.           Savings Clause.     In the event this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to expenses, judgments, fines, penalties or ERISA excise taxes with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any applicable provision of the law of Delaware or the law of any other jurisdiction.

17.           Interpretation; Governing Law.     This Agreement shall be construed as a whole and in accordance with its fair meaning.  Headings are for convenience only and shall not be used in construing meaning.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware governing contracts executed and performed in Delaware.

18.           Amendments.     No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought.  The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Certificate of Incorporation, By-Laws or other agreements including directors’ and officers’ liability insurance policies.

19.           Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when signed by or on behalf of each party and delivered to the other.

20.           Notices.     Any notice required to be given under this Agreement shall be directed to the Company at ______________________________________________________________________, with a copy to ______________________________________________________________________, and to the Indemnitee at ___________________________________________________, or to such other address as either shall designate in writing.

21.           Subject Matter.     The intended purpose of this Agreement is to provide for indemnification, and this Agreement is not intended to affect any other aspect of any relationship between Indemnitee and Company.

IN WITNESS WHEREOF, the Indemnitee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

INDEMNITEE

Name:

UNITED CAPITAL CORP.

By: